AMENDMENT TO LEASE

     THIS AMENDMENT TO LEASE (this "Amendment") dated as of this 6th day of August, 2003 (the "Execution Date"), is by and between TRI-VALLEY CAMPUS I, LLC, as landlord ("Landlord"), and ADEPT TECHNOLOGY, INC., as tenant ("Tenant").

                                    RECITALS

         A. Landlord and Tenant entered into The Kontrabecki Group Industrial - R&D Lease, including an addendum thereto (the "Addendum"), dated September 18, 2000 (collectively, the "Lease"), for certain premises consisting of approximately Two Hundred Nineteen Thousand Eight Hundred Eighteen (219,818) square feet of goss leasable area in various buildings commonly known as 3011, 3055 and 3077 Triad Drive in the City of Livermore, County of Alameda, State of California, as more particularly described in the Lease (the "Original Premises"). The Original Premises were defined in the Lease as the "Premises." Except as expressly set forth herein to the contrary, all capitalized terms used in the Amendment shall have the same meanings as ascribed to such terms in the Lease.

         B. The Original Premises consist of approximately Seventy Four Thousand Seven Hundred Sixty Eight (74,768) square feet of gross leasable area in the building at 3011 Triad Drive and approximately One Hundred Forty Five Thousand Fifty (145,050) square feet of gross leasable area in the buildings at 3055 and 3077 Triad Drive (the "Expansion Premises").

         C. Tenant has requested that Landlord modify the Lease (and subject to the terms and conditions contained herein Landlord is willing to modify the Lease) to, among other things, (i) reduce the area comprising the Original Premises by eliminating the Expansion Premises from the area comporising the Original Premises, (ii) permit Tenant to reduce the monthly installments of Rent otherwise required to be paid by Tenant, and (iii) provide for Landlord to forbear from taking certain actions against Tenant notwithstanding Tenant's prior breach of the Lease.

         D. Landlord and Tenant now desire to modify and supplement the Lease upon the terms, conditions and covenants hereinafter provided.

     NOW, THEREFORE, in consideration of the terms, conditions and covenants contained in this Amendment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

                                    AGREEMENT

     1. Acknowledgments by Tenant. Tenant advises Landlord that no default or event that with the passage of time, the giving of notice, or both, that would constitute a default or breach by Tenant has occurred and is continuing except as disclosed on Exhibit "A" to this Amendment (collectively, the "Existing Defaults"). Tenant acknowledges that, as result of the Existing Defaults, Landlord has the right to terminate the Lease and to recover possession of the

Original Premises and damages for Tenant's breach in accordance with Paragraph 16 of the Lease. Tenant further acknowledges that by entering into this Amendment, Tenant will receive substantial benefits, including the following:
(a) Tenant desires to retain a portion of the space comprising the Original Premises but does not require all such space and will be allowed to surrender such excess space to Landlord, (b) if Tenant timely makes each of the Minimum Monthly Payments (as defined in Paragraph 4(a)(i) below) on or before the first
(1st) day of each calendar month during the remainder of the term of the Lease, Landlord will forbear from requiring Tenant's satisfaction of the Accrued Obligations (as defined in Paragraph 4(a)(ii) below), and (c) but for Landlord's agreements in this Amendment, Tenant would be subject to damages and other remedies as a result of the Existing Defaults and for failing to satisfy the Accrued Obligations as and when due.

     2. Surrender of Expansion Premises. On the Effective Date (as defined in Paragraph 12), Tenant shall surrender to Landlord the Expansion Premises in accordance with the terms set forth in Paragraph 26 of the Lease, and the parties shall have no further rights or obligations to each other with respect to the Expansion Premises, provided that any Rent (including Base Rent, Real Property Taxes and Direct Operating Expenses) that otherwise would become payable by Tenant with respect to the Expansion Premises shall be included in the Accrued Obligations. Landlord shall have the right to relet the Expansion Space on terms and conditions as Landlord may determine in its sole discretion.

     3. Term. As of the Effective Date, the Expiration Date (as defined in the Lease) of the term of the Lease shall be May 31, 2011, unless sooner terminated pursuant to the terms of the Lease and this Amendment.

     4. Minimum Monthly Payment; Forbearance; Deposit; Promissory Note.

          (a) Definitions.

            (i) Minimum Monthly Payment. As used in this Amendment, the term "Minimum Monthly Payment" means the sum of the following (A) Eighty Two Thousand Two Hundred Forty Four and 80/100 Dollars ($82,244.80) per month (the "Minimum Base Monthly Payment") plus (B) Thirty Three and 88/100 Percent (33.88%) of the Real Property Taxes and Direct Operating Expenses for the Property (the "Minimum Additional Rent"). Until such time as Landlord provides Tenant with notice of any change, the Minimum Additional Rent is estimated to be Twenty Seven Thousand Dollars ($27,000.00) per month. The Minimum Base Monthly Payment shall be adjusted once each year, effective as of June 1 of each year to and amount equal to the greater of (i) one hundred four percent (104%) of the Minimum Base Monthly Payment payable during the immediately preceding month and (ii) the fair market value for the 74,768 gross leasable square feet space comprising the Premises (the "Fair Market Value"), as determines below. Landlord shall provide Tenant with notice of the Fair Market Value (the "Notice") on or before May 1 of each year to be effective June 1 of each year. If Landlord fails to deliver the Notice on or before May 1 of any year, beginning on June 1, Tenant nonetheless shall pay to Landlord One Hundred Four Percent (104%) of the Minimum Base Monthly Payment for the previous year until such time as Landlord delivers the Notice to Tenant, at which time Tenant shall begin to pay the Minimum Base Monthly Payment at the Fair Market


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

Value and immediately pay Landlord the amount by which the monthly Fair Market Value exceeds the Minimum Base Monthly Payment paid by Tenant for the period from June 1 until the date on which Landlord provides Tenant with the Notice. If Tenant disagrees with Landlord's determination of the Fair Market Value, then Tenant shall provide Landlord with written objection to Landlord's determination within seven (7) days after Tenant receives the Notice. If Tenant fails to provide a written objection within the seven (7) day period, then Landlord's determination shall be used as the Fair Market Value. If Tenant timely provides Landlord with a written objection, then the Fair Market Value shall be determined in accordance with the appraisal process set forth in the second paragraph of Paragraph 1.2 of the Addendum, provided, however, that in no event shall the Minimum Base Monthly Payment be less than One Hundred Four Percent (104%) of the Minimum Base Monthly Payment payable for the last full month of the immediately preceding year.

            (ii) Accrued Obligations. As used in this Amendment, the term "Accrued Obligations" shall mean the sum of the following: (A) the Base Rent obligations of Tenant under the Lease from and after the Execution Date attributable to the entire Original Premises, plus (B) Tenant's Share of Real Property Taxes and Direct Operating Expenses for the entire Original Premises, plus (C) four percent (4.0%) annual increases of the amount specified in the preceding clause (A), plus (D) the amount by which the Deposit (as defined in Paragraph 3(c) below), plus (E) interest on the unpaid amounts specified in clauses (A), (B), (C) and (D) outstanding from time to time at a rate equal to six percent (6.0%), compounded on a monthly basis, calculated on the basis of a three hundred sixty (360) day year. Provided Tenant makes each of the Minimum Monthly Payments when due, from and after the Execution Date, the Accrued Obligations for the first year following the Execution Date shall accrue at an amount equal to approximately Three Hundred Eighteen Thousand Seven Hundred Thirty Six and 00/100 Dollars ($318,736.00) per month (which amount is calculated as the monthly Base Rent) plus Tenant's Share of Real Property Taxes and Direct Operating Operating Expenses attributable to the entire Original Premises minus the Minimum Monthly Payment.

          (b) Payments by Tenant: Forbearance by Landlord. From and after the Effective Date, Tenant shall pay to Landlord the Minimum Monthly Payment, on or before the first (1st) day of each calendar month during the term of the Lease, without deduction or offset any kind. Provided that Tenant timely pays the Minimum Monthly Payment on or before the first (1st) day of each calendar month during the term of the Lease, Landlord temporarily and conditionally shall forbear from requiring payment of the Accrued Obligations that would otherwise be required to be satisfied or paid under the Lease. The Accrued Obligations shall accrue but shall not be required to be paid unless and until Tenant fails to pay the Minimum Monthly Payment as and when required, at which time such amount shall be due and payable in full without notice or demand. Furthermore, if Tenant pays all installments of the Minimum Monthly Payment, then starting on the first day of the month that is thirteen (13) full calendar months after the Effective Date, and on the first day of each month thereafter during the balance of the term of the Lease, Landlord shall waive any right that it may have to require the satisfaction or payment of the Accrued Obligations that relate to any period that is more than twelve (12) full months prior to such date. By way of example, if the first installment of the Minimum Monthly Payment is paid on July 1, 2003, and if Tenant makes all payments thereafter


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

due through and including July 31, 2004, then on August 1, 2004, the Accrued Obligations attributable to the month of July 1, 2003, shall be waived. Thereafter, so long as Tenant continues to make all payments of the Minimum Monthly Payment required hereby, as of the first day of each month after August 1, 2004, the Accrued Obligations that are attributable to any period more than twelve (12) full months prior to the month that the Accrued Obligations then due are to be satisfied or paid by Tenant shall be waived. If Tenant fails to pay Minimum Monthly Payment when due in any given month, then the Accrued Obligations that have not previously been waived shall be due and payable in full.

          (c) Security Deposit. From and after the Execution Date, Tenant's authorizes Landlord to apply the Deposit (as defined in the Lease) to defray a portion of the unpaid Base Rent and Tenant's Share of Real Property Taxes and Direct Operating Expenses attributable to the Original Premises for the period prior to the Execution Date (collectively, "Delinquent Obligations"). Landlord and Tenant acknowledge and agree that the Delinquent Obligations attributable to the period prior to the Effective Date exceed the amount of the Deposit. Notwithstanding any provision of the Lease to the contrary, effective as of the date that is one hundred thirty-five (135) days after the Execution Date, provided no default has occurred by Tenant under the Lease or this Amendment, Tenant shall have no obligation to replenish the Deposit.

     5. No Option to Extend or Right of First Negotiation to Purchase. As of the Effective Date and notwithstanding Paragraphs 1 and 3 of the Addendum or any other term, condition or covenant of the Lease to the contrary, Tenant shall not have an option to extend the term of the Lease or a right of first offer or refusal to purchase the Building, and the provisions of Paragraph 1 and 3 of the Addendum shall be deemed deleted except to the extent that Paragraph 4(a)(i) above incorporates the appraisal process set forth in the second Paragraph of
1.2 of the Addendum for determining the Fair Market Value.

     6. Convertible Promissory Note. As additional consideration for Landlord's execution of this Amendment, Tenant shall execute and deliver to Landlord an unsecured convertible promissory note (the "Note") in the face amount equal to Three Million and 00/100 Dollars ($3,000,000.00). The Note shall (a) be convertible into capital stock of Tenant at a price of One and 00/100 Dollar ($1.00) per share, subject to certain adjustments in the event of a stock split, stock dividend or similar change in outstanding stock or if any of Adept's stockholder exercise their redemption rights with respect to Adept's stock, (b) bear interest at six percent (6%) per annum, (c) mature on the date which is three (3) years from the date that the Note is executed, and (d) otherwise be in the form of Exhibit "B" attached hereto.

     7. Relocation of Tenant. At any time after the Effective Date, Landlord shall have the right to require that Tenant vacate the Premises during the term of the Lease, in which event Landlord shall relocate Tenant to another facility in the "South Bay Area" or the "East Bay Area" of California (defined as the region bounded on the south by the City of San Jose, on the north by the City of Oakland and on the east by the City of Livermore), provided, however, Landlord shall: (a) provided Tenant with reasonable advance notice of the relocation, (b) provide Tenant with reasonably comparable facility, (c) pay for Tenant's actual moving costs and reasonable tenant improvements to the new facility, and (d) relocate Tenant only once during the term of the Lease

     8. Representations and Warranties by Tenant. In order to induce Landlord to execute and deliver this Amendment, Tenant hereby represents and warrants to Landlord as follows, each of which shall survive the Execution Date and the Effective Date:

          (a) Truth of Recitals Statements. Each statement made in this Amendment including the recitals and each of the other acknowledgments and representations of Tenant herein are true and correct.

          (b) Authority; No Additional Consent Required. Tenant has the right, power and authority to execute, deliver and perform its obligations under this Amendment. Each of the persons signing this Amendment on behalf of Tenant has full power and authority to do so. The execution, delivery and performance of this Amendment has been duly authorized by any necessary action on the part of Tenant.

          (c) Validity of Lease. The Lease is a valid and binding obligation of Tenant and is legally enforceable against Tenant in accordance with its express terms.

          (d) No Event of Default. Other than the Existing Defaults, no breach, default or defined event of default (and no event which upon the giving of notice, the passage of time or both would constitute a breach, default or event of default) presently exists under the Lease. Landlord has fully performed and observed all the obligations of Landlord under the Lease and Tenant has no claims of any kind against Landlord or its employees, agents or representatives.

          (e) Compliance. To the best of Tenant's knowledge and belief, after due inquiry and investigation, Tenant has not violated any statute, law, ordinance or regulation (including environmental laws) of any governmental entity or any judgment, decree or order of any court

          (f) Reaffirmation of Prior Representations. Tenant hereby reaffirms and makes as of the Effective Date each of the representations, warranties and covenants set forth in the Lease, which shall survive any investigations, inspections or inquiries made by Landlord or any of its representatives, except as expressly modified herein.

          (g) Solvency. Tenant has not been insolvent (as defined under Subdivision (32) of Section 1 of Title 11 of the United States Code) at any time since inception of the Lease through and including the Execution Date, Tenant will not be rendered insolvent by virtue of the Deposit being released by Tenant to Landlord under Paragraph 4(c) of this Amendment, Tenant does not anticipate being insolvent (as so defined), if ever, for at least one hundred thirty-five
(135) days after the Execution Date, and Tenant, as of the Execution Date, has and after the release of the Deposit shall continue to have sufficient assets to pay all current and all foreseeable obligations. Tenant does not anticipate filing a petition for or having a petition involuntarily filed against Tenant for any type of bankruptcy proceeding or action at any time in the next one hundred thirty-five (135) days immediately following the Execution Date.

          (h) Deposit. Landlord is entitled to apply the Deposit to defray the Delinquent Obligations of Tenant under the Lease.

          (i) Financial Statements. All financial statements delivered by Tenant to Landlord on or prior to the date of this Amendment relating to Tenant's financial condition were and are true and correct as of the date of such statements.

          (j) Subleases. Tenant has not assigned or subleased all or any portion of the Premises.

     9. Release of Claims. As of the Effective Date, Tenant releases Landlord, and its present and former members, agents, attorneys, employees, predecessors, successors, and assigns (collectively, the "Landlord Parties") of and form any and all claims, demands, damages, liabilities, losses, costs, and expenses of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected which it now has, owns or holds or at any time heretofore ever had, owned or held or could, shall or may hereafter have, own or hold against any and all of Landlord Parties based upon any matter, cause, fact, thing, act or omission occurring or existing at any time through and including the Effective Date arising out of, in connection with, or relating to the Lease and any other agreements between Landlord and Tenant (the "Released Matters").

It is the intention of the parties in executing this Amendment that this Amendment shall be effective as a general release of and from all Released Matters. In furtherance of the intentions set forth herein, Tenant acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Tenant, with respect to the Released Matters, hereby waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California or any similar provision of the statutory or nonstatutory law of any other jurisdiction, to the full extent that it may lawfully waive all such rights and benefits.

     10. Events of Default. Paragraphs 16.1 (a) and (b) of the Lease shall be deleted in their entirety and replaced with the following:

          "(a) The failure by Tenant to make any payment of Base Rent or any other payment required to be made by Tenant hereunder, as and when due, and such failure shall not have been cured within three (3) days after a written notice thereof from Landlord;

          (b) Tenant's failure to perform any other term, covenant or condition contained in the Lease and such failure shall have continued for five (5) days after written notice of such failure is given to Tenant."

     11. Brokers. Landlord and Tenant each represent and warrant to the other that they have had no dealings with any real estate broker, agent or finder in connection with the negotiation or execution of this Amendment. Each party hereto shall indemnify and hold harmless the other party from any claims, including reasonable attorney's fees, by a broker, agent or finder for any leasing commission which may be claimed as a result of the actions of the indemnifying party.

     12.  Conditions   Precedent  to  Effectiveness  of  Admendment.  Landlord's
obligations under this Amendment are subject to the following conditions precedent, each of which is for the sole benefit of Landlord:

         (a) Truth of Representations. Each of the representations, warranties, acknowledgments and statements of fact in this Amendment, including those in the recitals, schedules and exhibits hereto, shall be true, correct and complete.

          (b) No Default. Other than the Existing Defaults, no default or event of default shall have occurred under the Lease or would exist after the giving of notice, the passage of time or both.

          (c) Financial Condition. There shall have been no material adverse change in the financial condition of any Tenant from and after the execution of this Amendment.

          (d) Lender Approval. Landlord shall have obtained written consent to this Amendment from its lenders, Fremont Bank and Lehman Brothers.

          (e) Tenant Financing. Tenant shall have entered into agreements with Silicon Valley Bank ("SVB") pursuant to which Tenant shall have the right, subject to terms and conditions required by SVB, to borrow under a working capital line of credit not less than One Million Five Hundred Thousand Dollar ($1,500,000.00).

          (f) Surrender. Tenant shall have vacated and surrendered to Landlord the Expansion Premises in the condition required by Paragraph 26 of the Lease.

          (g) Convertible Note. Tenant shall have executed and delivered the Note.

Tenant shall use its best faith efforts to satisfy each of the foregoing conditions (other than the condition referred to in Paragraph 12(d), which is not under its control). If for any reason any of the foregoing conditions are not satisfied or waived in writing by Landlord on or before August 7, 2003 (unless such date is extended in Landlord's sole and absolute discretion), then this Amendment shall be null and void and both parties shall be relieved of their obligations hereunder and the Lease shall remain in full force and effect without giving effect to this Amendment. The date upon which each of the conditions precedent set forth above have been satisfied or waived in writing by Landlord is referred to herein as the "Effective Date".

     13. No Additional Obligations of Landlord. Except as expressly set forth herein, Landlord has no obligation to Tenant to extend the terms of the payment of any rent or other indebtedness owing to Landlord, to amend or waive any provisions of the Lease, or to otherwise alter any of Landlord's security, rights or remedies, except as set forth herein. Tenant acknowledges that it has been informed by Landlord that Landlord shall be entitled to exercise all of its rights and remedies under the Lease to the maximum extent possible upon the occurrence of an event of default (other than Exisiting Default).

     14. No Claims. Tenant acknowledges and agrees that: (a) it has no claim or cause of action against Landlord arising from or in connection with the Lease or otherwise; (b) it has no offset or defense against rent or other obligations owing to Landlord; and (c) Landlord has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with Tenant.

     15. Effect Of This Amendment. Except as expressly modified herein, the Lease shall remain effective according to their terms and is hereby reaffirmed and ratified and Tenant shall comply with all of the terms and conditions thereof.

     16. Relationship of Landlord and Tenant. Landlord and Tenant intend that the relationship between them shall be solely that of landlord and tenant.

     17. General Conditions.

          (a) No Waiver. No delay or omission of Landlord in exercising any right or power arising from any default by Tenant shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof. Landlord may, at its option, waive any of the conditions herein and any such waiver shall not he deemed a waiver of Landlord's rights hereunder but shall be deemed to have been made in pursuance of this Amendment and not in modification thereof. No waiver of any event of default shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent event of default.

          (b) No Third Party Benefits. This Amendment is made for the sole benefit of Tenant and Landlord, their successors and assigns and no other person or persons shall have any rights or remedies under or by reason of this Amendment.

          (c) Documentation. In addition to the instruments and documents mentioned or referred to herein, Tenant shall, at its own cost and expense, supply Landlord with such other instruments, documents, information and data as may, in Landlord's opinion, be reasonably necessary for the purposes hereof, all of which shall be in form and content acceptable to Landlord.

          (d) Couse of Dealing; Waivers. No failure or delay by Landlord or its officers, employees or agents in the exercise of any right under the Lease or this Amendment shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Landlord's failure at any time to require strict performance by Tenant of any provision of this Amendment shall not thereafter affect any right under this Amendment of Landlord to demand strict compliance and performance. Any suspension or waiver of a right under this Amendment must be in writing signed by an officer of Landlord.

          (e) Headings. The headings used herein are for the convenience of the parties only and shall not be used to interpret the terms of this Amendment.

          (f) Attorney's Fees. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively an "action"), shall be brought under this Amendment for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Amendment, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs and expenses incurred in connection with the prosecution or defense of such action or the settlement of such controversy.

          (g) Waiver of Jury Trial. LANDLORD ANY TENANT EACH ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT OR THE LEASE WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, TENANT AND LANDLORD EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ACTIONS SOUNDING IN TORT) TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT OR THE LEASE RELATING HERETO OR ARISING FROM THE TRANSACTION CONTEMPLATED HEREUNDER OR LANDLORD/TENANT RELATIONSHIP BETWEEN THE PARTIES AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE AND NOT BY A JURY.

          (h) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed one and the same instrument.

          (i) Severabiltiy. If any provision of this Amendment or the documents executed in connection herewith conflicts with applicable law, such provision shalt be deemed severed from this Amendment or the documents executed in connection herewith, as the case may be, and the balance thereof shall remain in full force and effect.

          (j) Advice of Counsel. Tenant acknowledges that it has sought the advice of, and has been advised by, legal counsel of its choice, in connection with the negotiation of this Amendment, and that Tenant has willingly entered into this Amendment with full understanding of the legal and financial consequences of this Amendment.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the Execution Date.

"LANDLORD"                                    "TENANT"
TRI-VALLEY CAMPUS I, LLC                      ADEPT TECHNOLOGY, INC.


By: /s/ John T. Kontrabecki                   By: /s/ Brian R. Carlisle
   ------------------------------                ------------------------------
Print Name: John T. Kontrabecki               Print Name: Brian R. Carlisle
            ---------------------                        ----------------------
Its: Managing Member                          Its: President
    -----------------------------


                                              By: /s/ Michael W. Overby
                                                 ------------------------------
                                              Print Name: Michael W. Overby
                                                         ----------------------
                                              Its: Vice President

                                   EXHIBIT A

                               EXISTING DEFAULTS

Month                  Rent               Triple Net Expense   Total
-----                  ----               ------------------   -----
February 2003          331,485            77,501               408,986
March    2003          331,485            77,501               408,988
Apr11    2003          331,485            77,501               408,986
May      2003          331,485            77,501               408,986
                       -------            ------               -------

Total                  $1,325,940         $310,004             $1,635,944

                                   Exhibit B

                          CONVERTIBLE SUBORDINATED NOTE

$3,000,000                                                          July  , 2003

     FOR VALUE RECEIVED, the undersigned, ADEPT TECHNOLOGY, INC. ("Borrower"), hereby promises to pay to TRI-VALLEY CAMPUS I, LLC ("Lender"), or order, the principal sum or so much of the principal sum of Three Million Dollars ($3,000,000) as remains unpaid together with accrued interest as provided herein on the Maturity Date.

A Interest. Interest shall accrue on all obligations hereunder at a per annum rate equal to six percent (6.0%). Interest payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed. All accrued interest shall be due and payable on the Maturity Date. Notwithstanding the foregoing, the principal sum hereunder shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default. In no event, however, will the interest rate payable hereunder exceed the maximum interest rate allowed by applicable usury and other laws (the "Maximum Legal Rate") and the Borrower's obligations under this Note will be reduced if necessary to not exceed the Maximum Legal Rate.

B    Payment.

     a. Principal Payments. On the Maturity Date, all outstanding principal and all accrued and unpaid interest shall become immediately due and payable.

     b. Prepayment. Borrower shall have the right to prepay all or any portion of the amounts outstanding under this Note at the rates stated herein, upon providing fifteen business days notice of its intention to repay, indicating the amount of such prepayment. Upon notice Lender would have the right to convert this note during such five days from delivery of notice of Borrower's intention to repay.

     c. Form of Payment. Except as otherwise provided herein, principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

C    Events of Default; Remedies.

     a. Definition of Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

          i. Payment Default. Borrower's breach of the obligation to pay the principal outstanding and/or interest accrued hereunder on the applicable due date.

          ii. Bankruptcy. If Borrower becomes insolvent or the institution by Borrower of an Insolvency Proceeding or the institution against Borrower of an Insolvency Proceeding;

          iii. Material Adverse Change. If there occurs a material adverse effect on the business operations, condition (financial or otherwise) or prospects of Borrower or the ability of Borrower to repay or otherwise perform its obligations under this Note.

          iv. Cross-Acceleration. The occurrence of any default or failure to perform under any agreements entered into by Borrower subsequent to the date of this note that constitute material agreements of the Borrower, to which Borrower is a party or by which it is bound resulting in a right by Lender, including without limitation that certain Lease, dated September 18, 2000, as amended, between Lender and Borrower, for premises located in Livermore, California, whether or not exercised, to accelerate the maturity of any indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000). Notwithstanding the foregoing, such default shall not constitute a default for purposes of this agreement if such default or failure to perform is corrected within ten (10) business days after notice of such default is delivered by Lender.

          v. Change in Control. If a transaction occurs in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction. In any event Lender will not unreasonably withhold approval.

          vi. Remedies. Upon the occurrence of an Event of Default, upon delivery of notice to Borrower of the Event of Default, Lender may accelerate payment of the principal outstanding and interest accrued hereunder, declare all such amounts immediately due and payable, and may exercise all rights and remedies granted by law. Upon the occurrence of any Event of Default described in Section C.a., payment of the principal outstanding and interest accrued hereunder shall be automatically accelerated without any action by Lender. Notwithstanding the foregoing, a Change of

               Control to which Lender has consented shall not give rise to an Event of Default hereunder, including without limitation, payment of the Event of Default interest rate.

D    Conversion Rights.

     a. Voluntary Conversion. Lender may, in its sole discretion, at any time and from time to time after the date of this Note, elect to convert (the "Voluntary Conversion Right") all or any part of the outstanding principal balance hereunder into such number of fully paid and nonassessable Shares as determined by dividing the principal being converted by the Conversion Price subiect to Section 5 hereof.

     b. Exercise of Conversion Right. To convert any of the principal hereunder into Shares by exercise of the Voluntary Conversion Right, Lender shall deliver to Borrower a written notice of election to exercise the Voluntary Conversion Right (the "Voluntary Conversion Notice"). Borrower shall, as soon as practicable thereafter, issue and deliver to Lender a certificate or certificates, registered in Lender's name, for the number of Shares to which Lender shall be entitled by virtue of such exercise (the "Voluntary Conversion Shares"). The conversion of the outstanding principal hereunder shall be deemed to have been made on the date that Borrower receives the Voluntary Conversion Notice (the "Conversion Date") and Lender shall be treated for all purposes as the record holder of the Voluntary
          Conversion Shares as of such date to the extent permitted under applicable law.

     c. Interest. If Lender exercises its Voluntary Conversion Right with respect to any outstanding principal amount, Borrower shall, concurrent with the issuance of the related Voluntary Conversion
          Shares, pay to Lender all interest accrued with respect to the principal converted, which payment shall be made in the form of cash, by converting such interest into principal hereunder, or additional Voluntary Shares. The form of the payment shall be at the discretion of the Borrower.

     d. Fractional Shares. Burrower shall not issue fractional Shares upon exercise of the Voluntary Conversion Right. As to any fractional Share which Lender would otherwise be entitled to receive, Lender shall receive from borrower an amount in cash equal to an amount calculated by multiplying such fractional Share by the fair market value of one Share as determined by the closing price of a Share as reported on the OTCBB or such other exchange where shares of Borrower's common stock are traded (or if not traded, as determined in the good faith judgment of the Board of Directors of Borrower) on the date of exerdse of the Voluntary Conversion Right. Payment of such amount shall be made in cash or by check payable to the order of Lender at the time of delivery of any certificate or certificates.